EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-64693 and 333-75581) and Form S-8 (No. 333-28405, 333-02378, 333-94306, 333-67031, 333-76923 and 333-84687) of Legato
Systems, Inc of our report dated January 18, 1999 except as to note 5 which is as of April 19, 1999, note 11 which is as of August 13, 1999 and the pooling of interests with Qualix Group, Inc. which is as of November 30, 1999 relating to the financial statements and financial statement schedule, which is incorporated in this Form 10-K/A.


PricewaterhouseCoopers LLP

San Jose, California
December 1, 1999